UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):  June 24, 2013

THERAVANCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30319 (Commission File Number)	94-3265960 (I.R.S. Employer Identification Number)

901 Gateway Boulevard
South San Francisco, California 94080
(650) 808-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 24, 2013 at the European Academy of Allergy and Clinical Immunology & World Allergy Organization World Allergy & Asthma Congress 2013, Milan, Italy, GlaxoSmithKline plc (“GSK”) presented a poster on qualitative assessment of ELLIPTA™, a dry powder inhaler for chronic obstructive pulmonary disease (COPD) and asthma, by patients who participated in Phase 3 clinical trials of FF/VI, the treatment combination of fluticasone furoate (FF), an inhaled corticosteroid, and vilanterol (VI), a long-acting beta2 agonist, and a Phase 3 clinical trial of FF monotherapy.  FF/VI, known in the United States as BREO™ ELLIPTA™ (100/25mcg), recently gained U.S. Food and Drug Administration approval as an inhaled long-term, once-daily maintenance treatment of airflow obstruction in patients with COPD, including chronic bronchitis and/or emphysema.  It is also indicated to reduce exacerbations of COPD in patients with a history of exacerbations.  It is not indicated for the relief of acute bronchospasm or the treatment of asthma.  FF/VI remains in development elsewhere in the world for the maintenance treatment of asthma and COPD, with pending marketing authorization applications in a number of countries.  It is not currently approved or licensed in the European Union or anywhere outside of the U.S.  FF/VI is in development under the LABA collaboration agreement between GSK and Theravance, Inc.  The poster is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)                   Exhibits.

Exhibit	Description

Exhibit 99.1	Qualitative assessment of a two-strip dry powder inhaler (ELLIPTA™) for COPD and asthma

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE, INC.

Date: June 24, 2013	By:	/s/ Michael W. Aguiar
Michael W. Aguiar
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Qualitative assessment of a two-strip dry powder inhaler (ELLIPTA™) for COPD and asthma